EXHIBIT 10.81

                          SEVERANCE AGREEMENT


This Severance Agreement (the "Agreement) is entered into by and between Robert M. Van Patten (the "Executive") and IMC Global Inc., a Delaware corporation, as of this 19 day of March 1998 (the "Effective Date").

WHEREAS, IMC Global Inc. has announced its intention and desire to sell all of its ownership interest in IMC Agribusiness Inc., Hutson's Ag Services, Inc. and IMC Nitrogen, Inc. (collectively, "AgriBusiness");

WHEREAS, IMC Global Inc. desires to retain the Executive in its employ pending completion of the sale and to provide incentives to the Executive to stay in its employ;

WHEREAS, it is IMC Global Inc. and the Executive's intent and assumption that the purchaser of AgriBusiness will assume IMC Global Inc.'s obligations hereunder and act fully in its stead as if it had been the original contracting party;

NOW, THEREFORE, in consideration of the agreements and covenants contained herein and in the Non-Competition Agreement entered into contemporaneously with this Agreement by the parties hereto, the sufficiency of which is acknowledged, the Executive and IMC Global Inc. hereby agree as follows:

1. Definitions. Each term defined herein shall be given its defined meaning wherever used in this Agreement unless the context requires otherwise.

    (a) "Affiliate" means any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company or any unincorporated trade or business which is under common control with the Company (as determined under Section 414(c) of the Internal Revenue Code).

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    (b) "Cause" means the Executive (i) grossly neglects his duties;
        (ii) engages in misconduct; (iii) breaches a material provision of this Agreement; (iv) fails to cooperate fully with the Company in effecting the sale of AgriBusiness. "Gross neglect" means the failure to perform the essential functions of the Executive's job or the failure to carry out the Company's reasonable directions with respect to material duties after the Executive is notified by the Company that the Executive is failing to perform these essential functions or failing to carry out the reasonable directions of the Company. "Misconduct" means embezzlement or misappropriation of corporate funds, or other acts of fraud, dishonesty, or self-dealing; willful refusal to perform, or substantial disregard of material duties; any significant violation of any statutory or common law duty of loyalty to the Company or indictment for a felony.

    (c) "Company" means IMC Global Inc. and its subsidiaries, as they may exist from time to time.

    (d) "Good Reason" for termination of employment by the Executive shall mean any of the following:

        1. the continued failure by the Company, after notice and a reasonable opportunity to cure, to (i) maintain the Executive's base salary at a rate equal to or higher than the rate in effect on the Effective Date; provided, however, that Good Reason shall not exist as the result of any decrease in base salary if such decrease is incident to a general reduction applied to executives at a similar level as the Executive on a proportionate and nondiscriminatory basis; (ii) provide for continued participation on a comparable basis by the Executive in an annual bonus plan, including any long-term incentive plan, maintained by the Company in which executives at a similar level as the Executive participate; (iii) provide for participation in stock option and other equity incentive plans or programs maintained by the Company from time to time in which executives at a similar level as the Executive participate; (iv) provide for participation in all Company sponsored group or executive medical, dental, life, disability, retirement, profit-sharing, thrift, non-qualified, deferred compensation, and other plans


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            maintained by the Company to the same extent as executives at a similar level as the Executive participate; (v) provide vacation and perquisites substantially equivalent to those provided by the Company to executives at a similar level as the Executive; or

         2. a significant adverse change, without the Executive's written consent (which consent shall not be withheld unreasonably) that continues after notice and 60 days to cure, in working conditions or status, including but not limited to a significant adverse change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities. A significant adverse change does not include a change in the Company's status such that it no longer has any equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or that it becomes a subsidiary of another entity which directly results in changes in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities shall not in and of itself constitute Good Reason hereunder.

         3. a change, without the Executive's consent, in the Executive's primary employment location to a location that is more than 50 miles from the primary location of the Executive's employment as in effect immediately prior to the Effective Date.

     (e) "Successor Company" means an entity to which the Company transfers its ownership interest in and operation of AgriBusiness.

2. Term. This Agreement shall commence on the Effective Date and shall terminate on the third anniversary of the Effective Date.

3. Severance Eligibility. If, during the Term of this Agreement, the Executive's employment is terminated by the Company or Successor Company or the Executive terminates his employment within 60 days after the Executive has or should have knowledge that Good Reason exists, the Executive shall be entitled to receive the Severance Benefits described in paragraph 4 herein if he timely executes and does not revoke a Waiver and Release of Claims substantially in the form attached hereto as Exhibit A, unless his employment is terminated during the Term of this Agreement due to any of the

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     following:  (i) the Executive's death; (ii) the Executive's inability to perform the essential functions of his position with or without reasonable accommodation; (iii) the Executive is terminated for Cause; or (iv) the Executive voluntarily resigns or retires. Notwithstanding the foregoing, if, in connection with the sale of AgriBusiness, the Executive's employment with the Company or Successor Company is terminated and (i) the Executive is offered alternative employment with the Company, an Affiliate or Successor Company that is at a location that is no more than 50 miles from the Executive's primary employment location immediately prior to termination and that is at a reasonably comparable base salary and the position offered has, in the Company's reasonable determination, reasonably comparable duties and responsibilities to the position the Executive held with the Company or Successor Company at termination or (ii) the Executive accepts an offer of employment with the Company, an Affiliate or Successor Company, such termination shall not render the Executive eligible for Severance Benefits under this Agreement.

4. Severance Benefits. If the Executive is eligible for Severance Benefits as provided in paragraph 3 above, the Executive shall receive the following "Severance Benefits":

     (a) An amount equal to $1,356,627, paid in thirty-six (36) monthly installments;

     (b) If the Executive timely and appropriately exercises his right to continue his coverage under the Company's medical and dental plans as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), then the Company will pay the employer portion (the Executive will pay the employee portion) of such premiums for the Executive until the earlier of: (i) the expiration of the one year period following the date of termination and (ii) the date on which the Executive is no longer eligible to continue such coverage under COBRA. Except as provided in this paragraph, the Executive's continued participation and coverage under the group health insurance plans shall be governed by COBRA.

     (c) The Company shall continue the Executive's coverage under its life insurance policy until the earlier of (i) the expiration of the one year period following the date of termination and
          (ii) the date on which the Executive becomes eligible to participate in and receive similar benefits under a plan or


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          arrangement sponsored by another employer or under any
          Company sponsored retirement plan. Participation shall be on the same terms and conditions as are applicable to active employees.

    Severance Benefits shall be subject to all applicable federal, state and local deductions and withholdings. At the option of the Company, the present value of the Severance Benefits may be paid in a lump sum at any point during the Severance Benefits period. The Company's obligation to continue Severance Benefits shall cease immediately if (i) the Company has or would have had grounds to terminate the Executive's employment immediately for Cause; (ii) the Executive violates the terms of the Non-Competition Agreement entered into contemporaneously with this Agreement by the parties hereto; or (iii) the Executive would otherwise not be entitled to Severance Benefits under paragraph 3 above.

5. Confidential Information/ Proprietary Rights. Except as required by law, during the term of this Agreement and thereafter for the longest period of time permitted by applicable law, the Executive shall preserve the confidentiality of and shall not use or divulge or take action reasonably likely to result in the use or disclosure of any trade secret, proprietary or confidential information of the Company or an Affiliate; provided, however, that the Executive may use or disclose such information if it is or becomes public or available to the general public otherwise than through any act or default of a party that has an obligation of confidentiality or non-use with respect to such information. Such information includes but is not limited to (i) the identity, purchase and payment patterns of, and special relations with, customers; (ii) the identity, net prices and credit terms of, and special relations with, suppliers; (iii) inventory selection and management techniques; (iv) product development and marketing plans; and (v) finances except to the extent publicly disclosed.

6. Return of Company Property. The Executive agrees that upon termination of his employment he will immediately surrender and return to the Company all records and other documents obtained by him, entrusted to him, or otherwise in his possession or control during the course of his employment by the Company, together with all copies thereof; provided, however, that subject to Company review and authorization, the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

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7.  Dispute Resolution.  Any dispute arising out of this Agreement shall be determined by arbitration under the commercial arbitration rules of the American Arbitration Association then in effect. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. If either party pursues a claim and such claim results in an arbitrator's decision or award, both parties agree to accept such decision or award as final and binding, and judgment upon the decision or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall share the cost of the arbitrator's services.

8. Entire Agreement, Amendment, Waiver. The parties agree and intend that if the Executive is eligible for Severance Benefits hereunder, then he shall not be eligible for severance benefits under any other Company severance plan, policy or practice. If the Executive's employment is terminated and he is not eligible for Severance Benefits under this Agreement, the Executive's rights under any employee benefit plans maintained by the Company shall be determined in accordance with the provisions of such plans. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreements made between the parties with respect to the subject matter hereof, including but not limited to the Executive's Non-Competition Agreement entered into by the parties on or about March 1, 1996. The Executive's participation in and right to collect payments or benefits under the Vigoro Corporation Severance Plan, dated November 13, 1995, also shall terminate on the Effective Date of this Agreement. The parties may not amend this Agreement except by written instrument signed by both parties. No waiver by either party at any time of any breach by the other of any provision of this Agreement shall be deemed a waiver of similar or dissimilar provision at the same time or any prior or subsequent time.

9. Assumption. This Agreement shall inure to benefit of, and be binding upon, the successors and assignees of the Company and AgriBusiness. The Company and AgriBusiness shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company or AgriBusiness, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement.

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10. Notice.  Any notice, request, or other communication required or permitted to be given hereunder shall be made to the addresses hereinafter set forth or to any other address designated by either of the parties hereto by notice similarly given:

    If to the Company:                         If to the Executive:
    Senior Vice President, Human Resources     Robert M. Van Patten
    IMC Global Inc.                            3003 Sunset Boulevard S.
    2100 Sanders Road                          Edwardsville, IL  62025
    Northbrook, IL 60062

    All such notices, requests or other communications shall be sufficient if made in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, (iii) by registered or certified mail, return receipt requested or (iv) by express courier service. The notice, request or other communication shall be deemed effective upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon actual or constructive receipt by the party entitled thereto if by registered or certified mail or express courier service; provided, however, that a notice, request or other communication received after regular business hours shall be deemed to be received on the next succeeding business day of the Company.

11. Employment At-Will. Nothing herein shall be construed as altering the employment at-will status of the Executive. The Executive and the Company can terminate the Executive's employment at any time for any reason.

12. Severability. The provisions of this Agreement shall be regarded as durable, and if any provision or portion thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder and applicability thereof shall not be affected.

13. Applicable Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws ( as opposed to the conflict of laws provisions) of the State of Illinois.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.

IMC GLOBAL INC.                    Robert M. Van Patten

By:     /s/ B.R. Lockridge           /s/ Robert M. Van Patten
   --------------------------      ----------------------------

Title: Senior Vice President
      -----------------------

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                                                          EXHIBIT A

                      WAIVER AND RELEASE OF CLAIMS

     In exchange for the Severance Benefits described in the attached Severance Agreement (the "Agreement"), which I acknowledge I would not otherwise be entitled to receive, I freely and voluntarily agree to this WAIVER AND RELEASE OF CLAIMS ("WAIVER"):

1.   My employment with IMC Global Inc. will terminate effective
-------------------------.

2. I acknowledge that the Severance Benefits described in the attached Agreement are the sole payments to which I am entitled and that I am not entitled to any additional severance payments.

3. I, and anyone claiming through me, hereby waive and release any and all claims that I may have ever had or that I may now have against IMC Global Inc., its parents, divisions, partnerships, affiliates, subsidiaries, and other related entities and their successors and assigns, and past, present and future officers, directors, employees, agents and attorneys of each of them in their individual or official capacity (hereinafter collectively referred to as "Released Parties"). Among the claims that I am waiving are claims relating to my employment or termination of employment, including, but not limited to, claims of discrimination in employment brought under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or other federal, state or local employment discrimination, employment, wage laws, ordinances or regulations or any common law or statutory claims of wrongful discharge or breach of contract or any other common law or statutory claims; whether for damages, lost wages or for any other relief or remedy.

4. I understand and agree that this WAIVER will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Released Parties.

5. Except as may be required by law, I agree that I will not disclose the existence or terms of this WAIVER to anyone except my accountant, attorney or spouse, each of whom shall also be bound by this confidentiality provision.

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6.   I understand that I have [twenty-one (21)] [forty-five (45)] days to consider whether to sign this WAIVER and return it to B. Russell Lockridge, Senior Vice President, Human Resources of IMC Global Inc. IMC Global Inc. hereby advises me of my right to consult with an attorney before signing the WAIVER and I acknowledge that I have had an opportunity to consult with an attorney and have either held such consultation or have determined not to consult with an attorney.

7. I understand that I may revoke my acceptance of this WAIVER by delivering notice of my revocation to B. Russell Lockridge within seven
(7) days of the day I sign the WAIVER. If I do not revoke my acceptance of this WAIVER within seven days of the day I sign it, it will be legally binding and enforceable.

IMC GLOBAL INC.                     AGREED AND ACCEPTED:

By:
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Title:
      --------------------------    ------------------------------
                                    Print Name

Date:                               Date:
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